Exhibit 99.1

KinderCare Reports First Quarter 2025 Financial Results

First Quarter Highlighted by Increased Revenue, Net Income Growth, Portfolio Expansion,

and Continued Strong Adjusted EBITDA Generation. Reiterates 2025 Guidance.

Lake Oswego, Ore. (May 13, 2025) – KinderCare Learning Companies, Inc. (NYSE: KLC) (“KinderCare,” the “Company,” and “we”), a leading provider of high-quality early childhood education (“ECE”), today announced financial results for the first quarter ended March 29, 2025.

First Quarter 2025 Highlights

•
Revenue of $668.2 million
•
Income from operations of $48.8 million
•
Net income of $21.2 million and net income per common share, diluted of $0.18

Non-GAAP financial measures

•
Adjusted EBITDA (1) of $83.6 million
•
Adjusted net income (1) of $27.0 million and adjusted net income per common share, diluted (1) of $0.23

“Our first quarter’s results came in as anticipated, with moderate growth in revenue but our operating execution drove stronger net income and adjusted EBITDA growth year over year,” said Paul Thompson, KinderCare’s Chief Executive Officer. “In a quarter with delayed enrollment decisioning across the industry, KinderCare performed well. As we move forward in 2025, we will continue to drive operating leverage and advance our growth initiatives to drive performance in future quarters.”

Mr. Thompson continued, “We grew our footprint during the quarter by expanding into Idaho, our 41st state. We opened new centers for Crème School and expanded partnerships with employers within our existing markets. I’m proud of our team’s ability to execute against our promise of bringing high quality early childhood education and care to even more hardworking families across the country.”

First Quarter 2025 Financial Results

Total revenue increased $13.6 million, or 2.1%, to $668.2 million for the first quarter of 2025 as compared to $654.7 million for the first quarter of 2024.

Revenue from early childhood education centers increased by $9.7 million, or 1.6%, for the first quarter of 2025 as compared to the first quarter of 2024, of which approximately 2% was from higher tuition rates, partially offset by slightly lower enrollment.

Revenue from before- and after-school sites increased by $3.9 million, or 7.8%, for the first quarter of 2025 as compared to the first quarter of 2024 primarily due to opening new sites.

Income from operations increased $15.2 million, or 45.3%, to $48.8 million for the first quarter of 2025 as compared to $33.6 million for the first quarter of 2024. The increase primarily relates to a decrease in stock-based compensation expense and bonus expense of $16.9 million driven by the first quarter of 2024 distribution to profit interest unit (“PIU”) holders and a related bonus to restricted stock unit (“RSU”) and stock option holders. The increase in income from operations was also due to the $13.6 million in revenue growth noted above, which was partially offset by $10.7 million lower cost reimbursements from government assistance recognized in the first quarter of 2025, primarily related to the conclusion of certain COVID-19 Related Stimulus funding.

Net income was $21.2 million for the first quarter of 2025 compared to a net loss of $1.8 million for the first quarter of 2024. The $22.9 million change was driven by the impact to income from operations noted above and a $16.3 million decrease in interest expense primarily driven by lower outstanding principal and interest rates on the First Lien Term Loan Facility as a result of the October 2024 repayment and repricing amendment executed in conjunction with the Company's initial public offering (“IPO”). Net income per common share, diluted was $0.18 for the first quarter of 2025 compared to net loss per common share, diluted of $0.02 for the first quarter of 2024.

For the first quarter of 2025, adjusted EBITDA (1) increased $9.1 million, or 12.2%, to $83.6 million, and adjusted net income (1) increased $16.7 million, to $27.0 million, from the first quarter of 2024. Adjusted net income per common share, diluted (1) was $0.23 for the first quarter of 2025.

As of March 29, 2025, the Company operated 1,582 early childhood education centers and 1,038 before- and after-school sites.

Balance Sheet and Liquidity

As of March 29, 2025, the Company had $131.3 million of cash and cash equivalents and $207.4 million of available borrowing capacity under the revolving credit facility, after giving effect to the outstanding letters of credit of $55.1 million.

During the fiscal year ended March 29, 2025, the Company generated $98.4 million in cash provided by operating activities and made net investments totaling $28.4 million, which include $23.4 million in property and equipment and $6.1 million in acquisitions. Additionally, during the fiscal year ended March 29, 2025, the Company utilized $1.1 million in cash for financing activities.

2025 Outlook

The Company maintains its guidance for full year 2025 consisting of revenue to be approximately $2.75 billion to $2.85 billion, adjusted EBITDA to be approximately $310 million to $325 million (2), and adjusted net income per common share, diluted to be approximately $0.75 to $0.85 (2).

Conference Call and Webcast

Management will host a conference call today at 5:00 pm ET to discuss the financial results for the first quarter of 2025. The conference call will be webcast live via our investor relations website https://investors.kindercare.com. A replay of the webcast will be made available on our investor relations website shortly after the event concludes.

Interested parties may also access the conference call live over the phone by dialing 1-646-564-2877 (Toll-free) or 1-289-819-1520 (Toll) and referencing conference ID 52459. Participants are asked to dial in a few minutes prior to the call to register.

Footnote References

(1)
Adjusted EBITDA, adjusted net income, and adjusted net income per common share are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP measures are included in the tables at the end of this press release.
(2)
Future period non-GAAP outlook, including adjusted EBITDA and adjusted net income per common share, diluted, includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding, among other things, financial position; future financial outlook and performance; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to address changes in the demand for child care and workplace solutions; our ability to adjust to shifts in workforce demographics, economic conditions, office environments and unemployment rates; our ability to hire and retain qualified teachers, management, employees, and maintain strong employee engagement; the impact of public health crises, such as the COVID-19 pandemic, on our business, financial condition and results of operations; our ability to address adverse publicity; changes in federal child care and education spending policies and budget priorities; our ability to acquire additional capital; our ability to successfully identify acquisition targets, acquire businesses and integrate acquired operations into our business; our reliance on our subsidiaries; our ability to protect our intellectual property rights; our ability to protect our information technology and that of our third-party service providers; our ability to manage the costs and liabilities of collecting, using, storing, disclosing, transferring and processing personal information; our ability to manage payment-related risks; our expectations regarding the effects of existing and developing laws and regulations, litigation and regulatory proceedings; our ability to maintain adequate insurance coverage; the fluctuation in our stock price; the occurrence of natural disasters, environmental contamination or other highly disruptive events; expenses associated with being a public company and other risks and uncertainties set forth under “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 28, 2024 and in its other filings with the SEC. KinderCare does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including EBIT, EBITDA, adjusted EBITDA, adjusted net income, and adjusted net income per common share. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects.

Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures, such as net income (loss) or net income (loss) per common share. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

About KinderCare Learning Companies™

A leading private provider of early childhood and school-age education and care, KinderCare builds confidence for life in children and families from all backgrounds. KinderCare supports hardworking families in 41 states and the District of Columbia with differentiated flexible child care solutions:

•
In neighborhoods, with KinderCare® Learning Centers that offer early learning programs for children six weeks to 12 years old;
•
Crème School®, which offers a premium early education experience using a variety of enrichment classrooms; and
•
In local schools, with Champions® before and after-school programs.

KinderCare partners with employers nationwide to address the child care needs of today’s dynamic workforce. We provide customized family care benefits for organizations, including care for young children on or near the site where their parents work, tuition benefits, and backup care where KinderCare programs are located. Headquartered in Lake Oswego, Oregon, KinderCare operates more than 2,500 early learning centers and sites.

Contacts:

Investors
Sloan Bohlen, Solebury Strategic Communications
investors@kindercare.com

Media
Stephanie Knight, Solebury Strategic Communications
media@kindercare.com

Source: KinderCare

KinderCare Learning Companies, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 29, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$131,294	$62,336
Accounts receivable, net	95,878	104,333
Prepaid expenses and other current assets	57,505	48,104
Total current assets	284,677	214,773
Property and equipment, net	417,030	418,524
Goodwill	1,126,382	1,119,714
Intangible assets, net	427,457	429,766
Operating lease right-of-use assets	1,381,493	1,373,064
Other assets	81,019	89,626
Total assets	$3,718,058	$3,645,467
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$183,552	$152,660
Related party payables	—	119
Current portion of long-term debt	9,668	7,251
Operating lease liabilities—current	149,967	144,919
Deferred revenue	30,627	26,376
Other current liabilities	96,611	81,433
Total current liabilities	470,425	412,758
Long-term debt, net	917,690	918,719
Operating lease liabilities—long-term	1,320,714	1,315,587
Deferred income taxes, net	27,034	30,907
Other long-term liabilities	97,312	102,987
Total liabilities	2,833,175	2,780,958
Total shareholders' equity	884,883	864,509
Total liabilities and shareholders' equity	$3,718,058	$3,645,467

KinderCare Learning Companies, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 29, 2025		March 30, 2024
Revenue	$668,244		$654,670
Costs and expenses:
Cost of services (excluding depreciation and impairment)	516,188	77.2%	497,694	76.0%
Depreciation and amortization	29,977	4.5%	28,540	4.4%
Selling, general, and administrative expenses	71,727	10.7%	90,455	13.8%
Impairment losses	1,510	0.2%	4,362	0.7%
Total costs and expenses	619,402	92.7%	621,051	94.9%
Income from operations	48,842	7.3%	33,619	5.1%
Interest expense	20,108	3.0%	36,420	5.6%
Interest income	(659)	(0.1%)	(2,108)	(0.3%)
Other expense (income), net	398	0.1%	(3,284)	(0.5%)
Income before income taxes	28,995	4.3%	2,591	0.4%
Income tax expense	7,838	1.2%	4,342	0.7%
Net income (loss)	$21,157	3.2%	$(1,751)	(0.3%)
Net income (loss) per common share: (1)
Basic	$0.18		$(0.02)
Diluted	$0.18		$(0.02)
Weighted average number of common shares outstanding: (1)
Basic	118,239		90,366
Diluted	118,321		90,366
(1)
On October 8, 2024, the Company effected a common stock conversion, in which Class A and Class B common stock were converted to common stock at a ratio of 8.375 to one (“Common Stock Conversion”). The outstanding shares and per share amounts for the three months ended March 30, 2024 have been adjusted to retrospectively reflect the conversion.

KinderCare Learning Companies, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended
	March 29, 2025	March 30, 2024
Operating activities:
Net income (loss)	$21,157	$(1,751)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	29,977	28,540
Impairment losses	1,510	4,362
Change in deferred taxes	(2,339)	(511)
Amortization of debt issuance costs	1,569	408
Stock-based compensation	3,848	16,917
Realized and unrealized losses (gains) from investments held in deferred compensation asset trusts	671	(1,506)
Gain on disposal of property and equipment	(167)	(1,532)
Changes in assets and liabilities, net of effects of acquisitions	42,218	19,192
Cash provided by operating activities	98,444	64,119
Investing activities:
Purchases of property and equipment	(23,360)	(24,108)
Payments for acquisitions, net of cash acquired	(6,071)	(6,175)
Proceeds from the disposal of property and equipment	167	1,532
Investments in deferred compensation asset trusts	(2,179)	(4,125)
Proceeds from deferred compensation asset trust redemptions	3,055	1,489
Cash used in investing activities	(28,388)	(31,387)
Financing activities:
Payments of deferred offering costs	(275)	—
Distribution to parent	—	(320,000)
Proceeds from issuance of long-term debt	—	264,338
Principal payments of long-term debt	—	(3,977)
Payments of debt issuance costs	(181)	(201)
Repayments of promissory notes	(81)	(84)
Payments of financing lease obligations	(336)	(389)
Tax payments related to net settlement of restricted stock units	(224)	—
Cash used in financing activities	(1,097)	(60,313)
Net change in cash, cash equivalents, and restricted cash	68,959	(27,581)
Cash, cash equivalents, and restricted cash at beginning of period	62,430	156,412
Cash, cash equivalents, and restricted cash at end of period	$131,389	$128,831

KinderCare Learning Companies, Inc.

Consolidated Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

The following table shows EBIT, EBITDA, and adjusted EBITDA for the periods presented, and the reconciliation to its most comparable GAAP measure, net income (loss), for the periods presented:

	Three Months Ended
	March 29,	March 30,
	2025	2024
Net income (loss)	$21,157	$(1,751)
Add back:
Interest expense	20,108	36,420
Interest income	(659)	(2,108)
Income tax expense	7,838	4,342
EBIT	$48,444	$36,903
Add back:
Depreciation and amortization	29,977	28,540
EBITDA	$78,421	$65,443
Add back:
Impairment losses (1)	1,510	4,362
Stock-based compensation (2)	4,073	(105)
Management and advisory fee expenses (3)	—	1,216
Acquisition related costs (4)	—	16
Non-recurring distribution and bonus expense (5)	—	19,287
COVID-19 Related Stimulus, net (6)	(663)	(19,494)
Other costs (7)	210	3,715
Adjusted EBITDA	$83,551	$74,440

The following table shows adjusted net income and adjusted net income per common share for the periods presented and the reconciliation to the most comparable GAAP measure, net income (loss) and net income (loss) per common share, respectively, for the periods presented:

	Three Months Ended
	March 29,	March 30,
	2025	2024
Net income (loss)	$21,157	$(1,751)
Income tax expense	7,838	4,342
Net income before income tax	$28,995	$2,591
Add back:
Amortization of intangible assets	2,309	2,284
Impairment losses (1)	1,510	4,362
Stock-based compensation (2)	4,073	(105)
Management and advisory fee expenses (3)	—	1,216
Acquisition related costs (4)	—	16
Non-recurring distribution and bonus expense (5)	—	19,287
COVID-19 Related Stimulus, net (6)	(663)	(19,494)
Other costs (7)	210	3,715
Adjusted income before income tax	36,434	13,872
Adjusted income tax expense (8)	9,404	3,580
Adjusted net income	$27,030	$10,292
Net income (loss) per common share: (9)
Basic	$0.18	$(0.02)
Diluted	$0.18	$(0.02)
Adjusted net income per common share: (9)
Basic	$0.23	$0.11
Diluted	$0.23	$0.11
Weighted average number of common shares outstanding: (9)
Basic	118,239	90,366
Diluted	118,321	90,366

Explanation of add backs:

(1)
Represents impairment charges for long-lived assets as a result of center closures and reduced operating performance at certain centers due to the impact of changing demographics in certain locations in which we operate and current macroeconomic conditions on our overall operations.
(2)
Represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation, and excludes cash-settled, liability-classified stock-based compensation expense. The three months ended March 30, 2024 excludes $14.3 million in expense included within “Non-recurring distribution and bonus expense” as described in explanation (5) below.
(3)
Represents amounts incurred for management and advisory fees with related parties in connection with a management services agreement with Partners Group (USA), Inc., a related party of the Company’s ultimate parent, which was terminated upon completion of our IPO.
(4)
Represents costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration, and severance related costs. During the three months ended March 30, 2024, these costs were incurred related to the acquisition of Crème School.
(5)
During March 2024, we recognized a $14.3 million one-time expense related to an advance distribution to holders of Class B PIUs. In connection with this distribution, we recognized a $5.0 million one-time bonus expense for holders of RSUs and stock options to account for the change in value associated with the March 2024 distribution for Class B PIUs. We do not routinely make distributions to Class B PIU holders in advance of a liquidity event or pay bonuses to RSU or stock option holders outside of normal vesting and we do not expect to do so in the future. In connection with our IPO, KC Parent, LP (“KC Parent”), our direct parent prior to our IPO, distributed shares of our common stock then held by KC Parent to unitholders of KC Parent in proportion to their interests in KC Parent.
(6)
Includes expense reimbursements and revenue arising from the COVID-19 pandemic, net of pass-through expenses incurred as a result of certain grant requirements. We recognized $0.7 million and $24.1 million during the three months ended March 29, 2025 and March 30, 2024, respectively, in funding for reimbursement of center operating expenses in cost of services (excluding depreciation and impairment). COVID-19 Related Stimulus is net of pass-through expenses incurred as stipulated within certain grants of $4.6 million during the three months ended March 30, 2024. We did not incur COVID-19 Related Stimulus pass-through expenses during the three months ended March 29, 2025.
(7)
Includes certain professional fees incurred for both contemplated and completed debt and equity transactions, as well as costs expensed in connection with prior contemplated offerings. For the three months ended March 29, 2025, other costs include $0.2 million in costs related to our IPO. For the three months ended March 30, 2024, other costs include $2.2 million in transaction costs associated with our incremental first lien term loan borrowing. These costs represent items management believes are not indicative of core operating performance.
(8)
Includes the tax effect of the non-GAAP adjustments, calculated using the appropriate federal and state statutory tax rate and the applicable tax treatment for each adjustment. The non-GAAP tax rate was 25.8% for the three months ended March 29, 2025 and March 30, 2024. Our statutory rate is re-evaluated at least annually.
(9)
The outstanding shares and per share amounts for the three months ended March 30, 2024 have been retrospectively adjusted to reflect the Common Stock Conversion.